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                                                                    Exhibit 99.1

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                                                                    NEWS RELEASE

For Immediate Release

                NCO GROUP ACQUIRES THE REVENUE MAXIMIZATION GROUP

HORSHAM, PA, December 10, 2002 - NCO Group, Inc. ("NCO Group")(Nasdaq: NCOG), a leading provider of accounts receivable management and collection services, announced today that it acquired The Revenue Maximization Group Inc. ("RevGro").

NCO Group paid approximately $15.9 million for all of the stock of RevGro, subject to certain adjustments. RevGro is the market leader of healthcare collections in New York and New Jersey with annual revenues of approximately $25 million. RevGro is located in Long Island, NY, with collection offices in Albany, NY and Eatontown, NJ. The transaction is expected to be slightly dilutive to earnings in the fourth quarter of 2002 and accretive to the first quarter of 2003 and thereafter.

Commenting on the transaction, Michael J. Barrist, Chairman and Chief Executive Officer of NCO Group, stated, "RevGro is the dominant provider of healthcare collection services in the New York/New Jersey marketplace. We believe that the RevGro acquisition represents a great opportunity for NCO Group to penetrate this market where we currently have a limited presence. In our view, the acquisition of RevGro further solidifies NCO Group's position as the dominant provider of outsourced receivable management services in the healthcare sector."

NCO Group, Inc. is the largest provider of accounts receivable collection services in the world. NCO Group provides services to clients in the financial services, healthcare, retail and commercial, utilities, education, telecommunications, and government sectors.

For further information:

At NCO Group, Inc.                                     At FRB / Weber Shandwick
Michael J. Barrist, Chairman and CEO                   Joe Calabrese (General) - (212) 445-8434
Steven L. Winokur, EVP, Finance and CFO                Nicole Engel (Analysts) - (212) 445-8452
(215) 441-3000
www.ncogroup.com
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

Certain statements in this press release, including, without limitation, statements as to the impact from acquisitions, statements as to NCO Group's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks relating to the acquisition including possible unknown liabilities, the risk that NCO Group will not be able to implement its five-year strategy as and when planned, risks related to the environmental liability, risks related to past and possible future terrorist attacks, risks related to the economy, the risk that NCO Group will not be able to improve margins, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, and other risks detailed from time to time in NCO Group's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on March 19, 2002, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of NCO Group's Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Steven L. Winokur, Executive Vice President, Finance/CFO, NCO Group, Inc., 507 Prudential Road, Horsham, PA 19044.
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